EX-99.23.j

                                       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the references to our firm included in or made a part of this Post-Effective Amendment No. 13 to AmeriPrime Advisors Trust's Registration Statement on Form N-1A (file No. 333-85083), including the reference to our firm under the heading "ACCOUNTANTS" in the Statement of Additional Information.

        /s/
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McCurdy & Associates CPA's, Inc.
Westlake, Ohio
October 11th, 2000